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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF CASTLE & COOKE, INC.
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                  NAME                                                                 STATE OF
                  ----                                                               INCORPORATION
                                                                                     -------------
                  C & C Mountaingate, Inc.                                              California
                  Castle & Cooke Arizona, Inc.                                          Arizona
                  Castle & Cooke Aviation, Inc.                                         Hawaii
                  Castle & Cooke California, Inc.                                       California
                  Castle & Cooke Carrier Hotels, LLC                                    Hawaii
                  Castle & Cooke Commercial - CA, Inc.                                  California
                  Castle & Cooke Commercial Properties, LLC                             Hawaii
                  Castle & Cooke Homes Hawaii, Inc.                                     Hawaii
                  Castle & Cooke Iwilei Properties, LLc                                 Hawaii
                  Castle & Cooke Kunia, Inc.                                            Hawaii
                  Castle & Cooke North American Commercial, Inc.                        California
                  Castle & Cooke North American Commercial, L.P.                        California
                  Castle & Cooke Outlet Centers, LLC                                    California
                  Castle & Cooke Properties, Inc.                                       Hawaii
                  Castle & Cooke Retail, Inc.                                           California
                  Castle & Cooke Saddle Creek, Inc.                                     California
                  CCC/GBI Keene's Pointe, L.P.                                          Delaware
                  Kunia Residential Partners                                            Hawaii
                  Kunia Holdings, Inc.                                                  Hawaii
                  Lanai Builders, Inc.                                                  Hawaii
                  Lanai Company, Inc.                                                   Hawaii
                  Lanai Holdings, Inc.                                                  Hawaii
                  Lanai Transportation Company, Inc.                                    Hawaii
                  Lanai Water Company, Inc.                                             Hawaii
                  Oceanic Insurance, Inc.                                               Hawaii
                  Pueblo del Sol Water Company                                          Arizona
                  Stockdale Coffee Company                                              California
                  Seven Oaks Country Club                                               California
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